SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

     Filed by the Registrant    [X]
     Filed by a party other than the Registrant   [ ]

     Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                       ALLIANCE SEMICONDUCTOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
      [X]    No fee required.
      [ ]    Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and
             0-11.

      (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      (5) Total fee paid:

--------------------------------------------------------------------------------
      [ ]    Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)    Amount previously paid:

--------------------------------------------------------------------------------
      (2)    Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
      (3)    Filing Party:

--------------------------------------------------------------------------------
      (4)    Date Filed:

--------------------------------------------------------------------------------

                    [ALLIANCE SEMICONDUCTOR CORPORATION LOGO]


                                  July 24, 1998





Dear Stockholder:

                  You are cordially invited to attend the Alliance Semiconductor Corporation 1998 Annual Meeting of Stockholders, which will be held at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054 on Thursday, September 3, 1998 at 10:00 a.m., local time.

                  At the Annual Meeting, you will be asked to elect four directors, approve the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year, and to transact any other business as may properly come before the meeting.

                  We hope you will be able to attend the Annual Meeting on September 3rd for a report on the status of the Company's business and performance during the fiscal year ended March 28, 1998. There will be an opportunity for stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.


                                           Very truly yours,


                                           /s/ N. Damodar Reddy
                                           N. Damodar Reddy
                                           President and Chief Executive Officer


                       ALLIANCE SEMICONDUCTOR CORPORATION

                    [ALLIANCE SEMICONDUCTOR CORPORATION LOGO]


                       ALLIANCE SEMICONDUCTOR CORPORATION

                             3099 North First Street
                         San Jose, California 95134-2006

                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

         Notice is hereby given that the 1998 Annual Meeting of Stockholders of ALLIANCE SEMICONDUCTOR CORPORATION (the "Company") will be held at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054 on Thursday, September 3, 1998 at 10:00 a.m., local time for the following purposes:

1. To elect four (4) directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified or until their earlier resignation, death or removal. The Company's Board of Directors has nominated the following individuals to serve: Sanford L. Kane, Jon B. Minnis, C.N. Reddy and N. Damodar Reddy.

2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the current fiscal year.

3. To transact any other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on July 22, 1998 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE
    RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE
       ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO.
            YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES
                        SET FORTH IN THE PROXY STATEMENT.


                                             By Order of the Board of Directors,


                                             /s/ C. N. Reddy
                                             C. N. REDDY
                                             Executive Vice President, Chief
                                             Operating Officer and Secretary

San Jose, California
July 24, 1998

                       ALLIANCE SEMICONDUCTOR CORPORATION

                             3099 North First Street
                         San Jose, California 95134-2006

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The accompanying proxy (the "Proxy") is solicited on behalf of the Board of Directors of ALLIANCE SEMICONDUCTOR CORPORATION, a Delaware corporation ("Alliance" or the "Company"), for use at the 1998 Annual Meeting of
Stockholders of the Company to be held at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054 on Thursday, September 3, 1998 at 10:00 a.m., local time (the "Annual Meeting"). Only holders of record of the Company's Common Stock at the close of business on July 22, 1998 (the "Record Date") will be entitled to vote. At the close of business on that date, the Company had 41,434,842 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. A majority, or 20,717,422 of these shares, will constitute a quorum for the transaction of business at the Annual Meeting. This Proxy Statement will be first mailed to stockholders on or about August 12, 1998.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering to the Company (Attention: General Counsel) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election as directors of all of the nominees described below ("Proposal No. 1"); FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending April 3, 1999 ("Proposal No. 2"); and as voted by the Proxy holders in connection with any other business as may properly come before the meeting or any adjournment thereof.

Voting and Solicitation

         Holders of shares of Common Stock are entitled to one vote for each share held as of the Record Date. Shares of Common Stock may not be voted cumulatively. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector also will determine whether or not a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals (but not on the election of directors) and will be counted as present for purposes of the item on which the abstention is noted. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote "For," "Against," "Abstain" or give no instructions, will be counted for purposes of determining the minimum number of affirmative votes required to approve the actions proposed in Proposal No. 2 or in any business other than Proposals 1 and 2 that may properly come before the meeting or any adjournment thereof, and the total number of shares cast "For" such proposal will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same effect as a vote "Against" the matter. In the event that a broker indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter and will be considered a "broker non-vote."

         Each nominee to serve on the Company's Board of Directors to be elected must receive a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (provided a quorum is present). Votes "Withheld," as well as broker non-votes, will not contribute to the number of votes required to elect a director.

         Proposal No. 2 requires for approval the affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy at the Annual Meeting and entitled to vote (provided a quorum is present). Votes "Against" and "Abstain" will count toward the number of shares voted at the Annual Meeting, but will not contribute toward the required number of votes necessary to approve Proposal No. 2. Broker non-votes will not be counted toward the number of shares voted at the Annual Meeting, either in determining whether a quorum is present or in determining the number of affirmative votes necessary to approve Proposal No. 2.

         Unless otherwise instructed by the stockholder or described herein, each Proxy validly returned in the form accompanying this Proxy Statement that is not revoked will be voted in the election of directors "For" each of the nominees of the Board of Directors, and "For" Proposal No. 2 described in this Proxy Statement, and at the Proxy holders' discretion, on such other matters, if any, that may come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

         The expenses of soliciting Proxies in the enclosed form will be paid by the Company. Following the original mailing of the Proxy and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the Proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of Proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Proxies may also be solicited by certain of the Company's directors, officers or regular employees, without additional compensation, in person or by telephone or telecopy.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         At the Annual Meeting, the stockholders shall elect four directors of the Company to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation, death or removal. The Board of Directors of the Company (the "Board" or "Board of Directors") has nominated for election as directors each of the following persons: Sanford L. Kane, Jon B. Minnis, C.N. Reddy and N. Damodar Reddy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the Company's nominees named below. Each of the nominees is currently a director of the Company. Assuming a quorum is present, the four nominees for election as directors who receive the greatest number of votes cast for the election of directors at the Annual Meeting will become directors at the conclusion of the tabulation of votes. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or the Board will be reduced in accordance with the Bylaws of the Company. It is not expected that any nominee will be unable, or will decline, to serve as a director.

Directors/Nominees

         The names of the current members of the Board, who are also the Company's nominees for the Board, their ages as of July 24, 1998, and certain other information about them, are set forth below:

   Name of Nominee                                                                             Director
     and Director              Age                 Principal Occupation                         Since
     ------------              ---                 --------------------                         -----
N. Damodar Reddy (1)            59       Chairman of the Board, Chief Executive Officer          1985
                                         and President of the Company

C.N. Reddy                      42       Executive Vice President, Chief Operating               1985
                                         Officer and Secretary of the Company

Jon B. Minnis (1) (2) (3)       62       President of Milpitas Materials Company                 1992

Sanford L. Kane (1) (2) (3)     56       President of Kane Concepts Incorporated                 1993

(1)   Member of the Compensation Committee.
(2)   Member of the Audit Committee.
(3)   Member of the Stock Benefit Committee.


         N. Damodar Reddy and C.N. Reddy are brothers. There are no other family relationships among any of the directors or executive officers of the Company.

         N. Damodar Reddy is the co-founder of the Company and has served as the Company's Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. In June 1998, after the resignation of the Company's Chief Financial Officer, Mr. Reddy was appointed Chief Financial Officer until a replacement is named. From September 1983 to February 1985, Mr. Reddy served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. He holds an M.S. degree in Electrical Engineering from North Dakota State University and a M.B.A. from Santa Clara University.

         C.N. Reddy is the co-founder of the Company and has served as the Company's Secretary and director since its inception in February 1985. Beginning February 1985, Mr. Reddy served as the Company's Vice President - Engineering. In May 1993, he was appointed Senior Vice President - Engineering and Operations of the

Company. In December 1997, he was appointed Executive Vice President and Chief Operating Officer. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, Mr. Reddy served as a SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds an M.S. degree in Electrical Engineering from Utah State University. C.N. Reddy is named inventor of over 15 patents related to SRAM and DRAM designs.

         Jon B. Minnis has served as a director of the Company since April 1992. For more than the past 29 years, he has been President of Milpitas Materials Company, a construction materials company. Mr. Minnis has also been involved in venture capital investment activities for high technology companies.

         Sanford L. Kane was elected to the Company's Board of Directors in June 1993. He currently serves as President of Kane Concepts Incorporated, a consulting company. From January 1993 to April 1995, he served as Chairman and Chief Executive Officer of Tower Semiconductor Ltd., a publicly held wafer fabrication company. From October 1990 to January 1992, he was President and Chief Executive Officer of PCO, Inc., a manufacturer of fiber optic electronic products. From July 1989 to June 1990, he was President and Chief Executive Officer of U.S. Memories, Inc., a joint venture that was intended to be a United States manufacturer of semiconductor memory devices. Prior to July 1989, Mr. Kane spent 27 years with IBM in various managerial and technical positions, most recently as Vice President of Industry Operations - General Technology Division. While at IBM, Mr. Kane served as a director of SEMATECH and the Semiconductor Industry Association.

Meetings and Committees of the Board of Directors

         Board of Directors. During the fiscal year ended March 29, 1998 ("fiscal 1998"), the Board of Directors met four times and acted by unanimous written consent six times. Each incumbent director attended all of the meetings of the Board of Directors and of the committees of the Board on which he served.

         The Board of Directors has delegated certain authority to designated committees. Standing committees of the Board currently include an Audit Committee, a Compensation Committee and a Stock Benefit Committee, the current membership and duties of which are set forth below. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to the Company's Secretary at the Company's address set forth above.

         Audit Committee     Compensation Committee      Stock Benefit Committee

         Sanford L. Kane         Sanford L. Kane             Sanford L. Kane
          Jon B. Minnis           Jon B. Minnis               Jon B. Minnis
                               N. Damodar Reddy

         Audit Committee. The Audit Committee consists of two directors and exercises the following powers: (1) meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures; (2) reviews the general scope of the Company's annual audit and fees charged by the independent accountants; (3) reviews and monitors the performance of non-audit services provided by the independent accountants; and (4) reviews interested transactions between the Company and any of its affiliates and any other matter to be passed upon by an audit committee as a matter of law or pursuant to the rules and regulations of any stock exchange or other securities market upon which the Company's securities may be listed. The Audit Committee held one meeting in fiscal 1998.

         Compensation Committee. The Compensation Committee consists of three directors and sets all non-stock compensation for the Company's officers, employees and service providers, other than directors. The Compensation Committee met once and acted by unanimous written consent once in fiscal 1998.

         Stock Benefit Committee. The Stock Benefit Committee consists of two directors and administers the Company's 1992 Stock Option Plan, 1993 Directors Stock Option Plan, 1996 Employee Stock Purchase Plan and other stock benefit plans for officers, employees and other service providers; however, the Stock Benefit Committee does not administer discretionary stock benefit plans for directors. The Stock Benefit Committee met once and acted by unanimous written consent sixty-five times in fiscal 1998.

Directors' Compensation

         Directors resident in California do not receive compensation for serving as members of the Company's Board of Directors; directors resident outside California receive a $5,000 fee for each meeting of the Company's Board of Directors physically attended by such director (provided, however, that no such director shall be paid more than $20,000 during any fiscal year). All directors are reimbursed for expenses incurred attending meetings of the Board. Directors Messrs. Minnis and Kane, the Company's two non-employee members of the Board of Directors, were granted options to purchase 90,000 shares of Common Stock, each with an exercise price of $1.33 (as adjusted to reflect two three-for-two forward stock splits effected in the forms of one-for-two stock dividends by the Company in January 1995 and July 1995, respectively), in fiscal 1994. Each of these options vested in increments of 25% per year with the first such increment vesting on the one-year anniversary of the date of its grant, and each is now fully vested and exercised. In fiscal 1998, Directors Messrs. Minnis and Kane, the Company's two non-employee members of the Board of Directors, each were granted options to purchase 50,000 shares of Common Stock, each with an exercise price per share of $5.50. Each of these options vest in increments of 20% per year on each of the first five anniversaries of June 9, 1997, in the case of Mr. Kane, and May 10, 1997, in the case of Mr. Minnis.

         On September 30, 1993, the Company adopted its 1993 Directors' Stock Option Plan (the "Directors' Plan"), under which 900,000 shares of Common Stock (as adjusted to reflect two three-for-two forward stock splits effected in the forms of one-for-two stock dividends by the Company in January 1995 and July 1995, respectively) are reserved for issuance. The Directors' Plan provides for the automatic grant to each non-employee director of the Company (but excluding persons on the Company's Board of Directors in November 1993) of an option to purchase 22,500 shares of Common Stock on the date of such director's election to the Company's Board of Directors. Thereafter, such director will receive an automatic annual grant of an option to purchase 11,250 shares of Common Stock on the date of each annual meeting of the Company's stockholders at which such director is re-elected. The maximum number of shares that may be issued to any one director under this plan is 90,000. Such options will vest ratably over four years from their respective dates of grant. As of July 24, 1998, no options had been granted under the Directors' Plan.

                  The Board of Directors recommends a vote FOR
                the election of each of the nominated Directors.


                                 PROPOSAL NO. 2

                           RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending April 3, 1999, and the stockholders are being asked to ratify such appointment. PricewaterhouseCoopers LLP (or its predecessor) has been engaged as the Company's independent accountants since the Company's inception in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

            The Board of Directors recommends a vote FOR ratification
        of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Certain information concerning executive officers of the Company, including their ages of July 24, 1998, is set forth below:

        Name                                       Age                      Position
        ----                                       ---                      --------
         N. Damodar Reddy...................         59           President and Chief Executive Officer, Chief
                                                                  Financial Officer

         C.N. Reddy.........................         42           Executive Vice President, Chief Operating
                                                                  Officer and Secretary

         Gregory Barton.....................         36           Vice President - Corporate and Legal Affairs,
                                                                  General Counsel

         Sunit Saxena.......................         39           Vice President - Product/Test Engineering  and
                                                                  Operations

         Ritu Shrivastava...................         47           Vice President - Technology Development


         N. Damodar Reddy is the co-founder of the Company and has served as the Company's Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. In June 1998, after the resignation of the Company's Chief Financial Officer, Mr. Reddy was appointed Chief Financial Officer until a replacement is named. From September 1983 to February 1985, Mr. Reddy served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. He holds an M.S. degree in Electrical Engineering from North Dakota State University and a M.B.A. from Santa Clara University. N. Damodar Reddy is the brother of C.N. Reddy.

         C.N. Reddy is the co-founder of the Company and has served as the Company's Secretary and director since its inception in February 1985. Beginning February 1985, Mr. Reddy served as the Company's Vice President - Engineering. In May 1993, he was appointed Senior Vice President - Engineering and Operations of the Company. In December 1997, he was appointed Executive Vice President and Chief Operating Officer. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, Mr. Reddy served as a SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds an M.S. degree in Electrical Engineering from Utah State University. C.N. Reddy is named inventor of over 15 patents related to SRAM and DRAM designs. C.N. Reddy is the brother of N. Damodar Reddy.

         Gregory Barton joined the Company in 1995 as General Counsel and was appointed Vice President - Corporate and Legal Affairs in 1996. From 1986 to 1993, he was an associate in the New York office of the law firm Gibson, Dunn & Crutcher. Mr. Barton received a J.D. degree magna cum laude from Harvard Law School, and a B.A. degree summa cum laude from Claremont McKenna College.

         Sunit Saxena joined the Company in January 1995 and was appointed Vice President - Product/Test Engineering and Operations in January 1998. Mr. Saxena had been appointed Vice President - Product Engineering in August 1995. Prior to joining the Company, Mr. Saxena held positions at Altera as Director of Product and Test Engineering and at Advanced Micro Devices, Inc. where his career included management of Product/Test Engineering for CMOS and Bipolar Network products, the 2900 series Microprocessor family, DRAMs, and process development and management of EPROM and EEPROM. Mr. Saxena has an M.S. degree in Solid State

Device Physics from the Indian Institute of Technology in New Delhi, India and an M.S. degree in Computer Engineering from Syracuse University.

         Ritu Shrivastava joined the Company in November 1993, and was appointed Vice President - Technology Development in August 1995. Mr. Shrivastava was designated as an executive officer of the Company in July 1997. Prior to joining the Company, Dr. Shrivastava worked at Cypress Semiconductor Corporation for more than 10 years in various technology management positions, the last one being Director of Technology Development. Prior to that time, Dr. Shrivastava was with Mostek Corporation for 3 years, responsible for CMOS development. Dr. Shrivastava served on the Electrical Engineering faculty at Louisiana State University where he also received his Ph.D. Dr. Shrivastava completed his Masters and Bachelor's degrees in Electrical Communication Engineering from Indian Institute of Science, Bangalore, India and a Bachelor's degree in Physics from Jabalpur University, India. Dr. Shrivastava is named inventor in over 9 patents related to various technologies, and is a Senior Member of IEEE.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's
Common Stock as of July 9, 1998 (or such other date as may be indicated in the footnote for the respective person) for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common
Stock, (ii) each executive officer and former executive officer of the Company named in the Summary Compensation Table, (iii) each director of the Company and
(iv) all directors and executive officers of the Company as a group. On July 9, 1998, there were 41,434,842 shares of the Company's Common Stock outstanding.

                                                                                  Shares Beneficially Owned (1) (2)
                                                                                  ---------------------------------
Name of Beneficial Owner                                                             Number             Percent (%)
------------------------                                                             ------             -----------
C.N. Reddy (3)                                                                    7,963,750                19.2

N. Damodar Reddy (4)                                                              7,935,150                19.2

State of Wisconsin Investment Board (5)                                           3,521,200                 8.5

Fidelity Management & Research (6)                                                2,620,800                 6.3

Capital Research and Management Company and SMALLCAP World Fund,                  2,545,000                 6.1
Inc. (7)

Jon B. Minnis (8)                                                                 1,135,000                 2.7

Ritu Shrivastava (9)                                                                139,374                   *

Sanford L. Kane (10)                                                                100,000                   *

Sunit Saxena (11)                                                                    77,500                   *

Gregory Barton (12)                                                                  33,445                   *

Phil Richards (13)                                                                   20,750                   *

All executive officers and directors (and the former executive                   17,404,969                42.0
officer named in the Summary Compensation Table) as a group (8 persons) (14)

* Less than 1%

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by them, subject to community property laws where applicable.

                                       7



(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days upon the exercise of options, excluding, however, options granted pursuant to the Company's
      1996 Employee Stock Purchase Plan ("ESPP"), as the shares subject to option under the ESPP for the next applicable Purchase Date (August 15, 1998) may depend upon the fair market value of the Company's Common Stock on such Purchase Date, which value is not known as of the date of this Proxy Statement. Each stockholder's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within sixty (60) days of July 9, 1998 have been exercised.

(3) Includes 105,000 shares held of record by C.N. Reddy Investments, Inc., of which C.N. Reddy is the sole shareholder. The address of C.N. Reddy is c/o Alliance Semiconductor Corporation, 3099 North First Street, San Jose, California 95134.

(4) Includes 165,000 shares held of record by N.D.R. Investments, Inc., of which N. Damodar Reddy is the sole shareholder. The address of N. Damodar Reddy is c/o Alliance Semiconductor Corporation, 3099 North First Street, San Jose, California 95134.

(5) Represents shares held as of December 31, 1997, as reported on Amendment No. 2 to Schedule 13G filed by the State of Wisconsin Investment Board on or about January 22, 1998. The address of the State of Wisconsin Investment Board is P.O. Box 7842, 112 East Wilson Street, Madison, Wisconsin 53707.

(6) Represents shares held as of March 31, 1998, as reported on Schedule 13F filed by Fidelity Management & Research on or about May 1, 1998. The address of Fidelity Management & Research is 82 Devonshire Street, Boston, Massachusetts 02109.

(7) Represents shares held as of December 31, 1997, as reported on Schedule 13G filed jointly by Capital Research and Management Company and SMALLCAP World Fund, Inc. on or about July 9, 1998. The address of each of Capital Research and Management Company and SMALLCAP World Fund, Inc. is 333 South Hope Street, Los Angeles, California 90071.

(8) Includes 1,035,000 shares owned of record by Milpitas Materials Company, of which Mr. Minnis is the President and a shareholder. Includes 10,000 shares subject to options exercisable within sixty (60) days of July 9, 1998.

(9) Includes 139,374 shares subject to options exercisable within sixty (60) days of July 9, 1998.

(10) Includes 10,000 shares subject to options exercisable within sixty (60) days of July 9, 1998.

(11) Includes 77,500 shares subject to options exercisable within sixty (60) days of July 9, 1998.

(12) Includes 30,000 shares subject to options exercisable within sixty (60) days of July 9, 1998.

(13) Includes 20,750 shares subject to options exercisable within sixty (60) days of July 9, 1998.

(14) Includes 287,624 shares subject to options exercisable within sixty (60) days of July 9, 1998.

                             EXECUTIVE COMPENSATION

         The  following   table  sets  forth  certain   information   concerning
compensation of (i) the Company's Chief Executive  Officer,  (ii) the four other most highly  compensated  executive officers of the Company serving at March 29,
1998,  for the fiscal year ended March 29, 1998 and each of the  Company's  past two fiscal years; and (iii) one individual who had been an executive  officer of the Company during,  but not at the end of, fiscal 1998, and who, had he been an executive  officer  at the end of fiscal  1998,  would have been one of the four most  highly  compensated  executive  officers  of the  Company  after the Chief
Executive Officer for fiscal 1998.

                                                Summary Compensation Table
                                         -----------------------------------------

                                                                                         Long Term
                                                    Annual Compensation              Compensation Awards
                                                    --------------------             -------------------
                                                                    Other Annual
                                Fiscal                    Bonus     Compensation    Securities Underlying
 Name and Principal Position    Year      Salary ($)     ($) (1)       ($) (2)        Option(s) (#) (3)
 ---------------------------    ----      ----------     -------       -------        -----------------
N. Damodar Reddy                 1998       300,000        ---           ---                 ---
  President, Chief               1997       300,000        ---           ---                 ---
  Executive Officer and          1996       286,745        ---           ---                 ---
  Chief Financial Officer

C.N. Reddy                       1998       274,992        ---           ---                 ---
  Executive Vice President and   1997       274,998        ---           ---                 ---
  Chief Operating Officer        1996       262,998        ---           ---                 ---

Gregory Barton (4)               1998       154,560      57,434          ---                30,000
  Vice President - Corporate     1997       138,000      57,579          ---                30,000
  and Legal Affairs, and         1996       100,923      11,000          ---                40,000
  General Counsel

Sunit Saxena                     1998       170,192      15,250          ---               100,000
  Vice President - Product/Test  1997       154,000      10,000          ---                 ---
  Engineering and Operations     1996       130,167       8,000          ---                 ---

Phil Richards (5)                1998       150,000      30,885          ---                10,000
  Vice President - Sales         1997       142,000      68,023          ---                 ---
                                 1996       108,433      26,750          ---                75,000

Ritu Shrivastava                 1998       158,000         250          ---               125,000
  Vice President - Technology    1997       148,000           0         16,667               ---
  Development                    1996       134,618        ---          18,769               ---


(1) Represents bonuses earned for services rendered during the fiscal year listed, even if paid after the end of the fiscal year.

(2) Perquisites are excluded as their aggregate value did not meet the reporting threshold of the lesser of $50,000 or ten per cent (10%) of the individual's salary plus bonus.

(3) To the extent applicable, as adjusted to reflect the three-for-two forward stock split effected in the form of a one-for-two stock dividend by the Company in July 1995. Reflects net options granted (i.e., does not include options issued upon repricing, where same number of options were canceled pursuant to the repricing), and excludes grants of options pursuant to the ESPP.

(4)  Mr. Barton joined the Company in May 1995.

                                       9



(6)  Mr. Richards joined the Company in June 1995.


                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information concerning each grant of options to purchase the Company's Common Stock made during the fiscal year 1998 to the executive officers and former executive officer named in the Summary
Compensation Table above.

                                                                                             Potential Realizable
                                                                                            Value at Assumed Annual
                                                                                             Rates of Stock Price
                                                                                           Appreciation For Option
                                        Individual Grants                                        Term (1) ($)
                   # of Securities     % of Total Options                                 --------------------------
                      Underlying      Granted to Employees   Exercise Price     Expiration
      Name         Options Granted   in Fiscal Year (%)(2)  Per Share ($)(3)       Date           5%           10%
      ----         ---------------   ---------------------  ---------------        ----           --           ---
Gregory Barton        30,000(4)               1.7               8.09375           6/5/03         82,579       187,345

Gregory Barton         1,221                   *                6.1625           8/15/97(5)         N/A           N/A

Gregory Barton         1,385                   *                5.5781           2/15/98(6)         N/A           N/A

Phil Richards         10,000(4)               0.6               8.09375           6/5/03         27,526        62,448

Phil Richards            537                    *               5.5781           2/15/98(6)         N/A           N/A

Sunit Saxena          50,000(4)               2.8               8.09375           6/5/03        137,632       312,241

Sunit Saxena          50,000(4)               2.8               4.5625            1/1/04         77,584       176,012

Sunit Saxena           1,306                   *                6.1625           8/15/97(5)         N/A           N/A

Sunit Saxena           1,500                   *                5.5781           2/15/98(6)         N/A           N/A

Ritu Shrivastava      75,000(4)               4.1               7.375            5/14/03        188,115       426,770

Ritu Shrivastava      50,000(4)               2.8               8.09375           6/5/03        137,632       312,241

Ritu Shrivastava       1,262                   *                6.1625           8/15/97(5)         N/A           N/A

Ritu Shrivastava       1,416                   *                5.5781           2/15/98(6)         N/A           N/A

* Less than 1%.

(1) The above information concerning five per cent (5%) and ten per cent (10%) assumed annual rates of compounded stock price appreciation is mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or to any other optionee that the actual stock price appreciation over the option term will be at the assumed five per cent (5%) and ten per cent (10%) levels set forth on the table or at any other defined level. Unless the market price of the Common Stock of the Company does in fact appreciate over the option term, no value will be realized from the options grants made to the executive officers or to any other optionee.

(2)  Reflects percentage of total options granted to employees in fiscal 1998.

(3) The exercise price may be paid in cash or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price.

                                       10



(4) These options granted pursuant to the Company's 1992 Stock Option Plan are exercisable as to twenty per cent (20%) of the shares underlying the option, in five equal annual installments commencing one year from the date of grant. Each of the reported options is an incentive stock option ("ISO") to the extent it does not exceed applicable limits set by the tax laws. For each option that exceeds such limits, the number of shares underlying the option grant is allocated between two options, the first an ISO up to the applicable limits set by the tax laws, and the second a non-statutory option for the balance of the shares. In each case, vesting continues only so long as employment with the Company or one of its subsidiaries (or in the case of non-statutory stock option, one of the Company's affiliates) continues.

(5) These options granted pursuant to the Company's 1996 Employee Stock Purchase Plan were exercised automatically upon the purchase date of August 15, 1997.

(6) These options granted pursuant to the Company's 1996 Employee Stock Purchase Plan were exercised automatically upon the purchase date of February 15, 1998.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning shares acquired on exercise of stock options during fiscal 1998 and the value of stock options held at the end of fiscal 1998 by each of the executive officers and the former executive officer named in the Summary Compensation Table above.

                                                         Number of Securities             Value of Unexercised
                                                         Underlying Unexercised Options   In-The-Money Options
                         Shares                          at Fiscal Year-End (#)(2)        at Fiscal Year-End ($)(2)(3)
                         Acquired On    Value            -----------------------------    ----------------------------
Name                     Exercise (#)   Realized ($)(1)    Exercisable    Unexercisable   Exercisable    Unexercisable
----                     ------------   ---------------    -----------    -------------   -----------    -------------
N. Damodar Reddy            460,000       1,744,693          440,000               0        2,572,152              0
C.N. Reddy                  540,000       2,127,357          360,000               0        2,104,488              0
Gregory Barton               14,606         108,477           14,000          74,000            3,875         10,250
Phil Richards                38,037         242,558                0          47,500                0         16,406
Sunit Saxena                  2,806          10,155           67,500         122,500           29,531        147,344
Ritu Shrivastava              2,678           9,780          114,374         125,000          455,117              0


(1) "Value Realized" represents the fair market value of the shares underlying the option on the date of exercise based on the per share closing price of the Company's Common Stock as reported on the Nasdaq National Market, less the aggregate exercise price, and may not be realized upon the sale of the shares underlying the option, and does not necessarily indicate that the optionee sold such shares.

(2) Excludes options pursuant to the Company's 1996 Employee Stock Purchase Plan for the purchase period in effect at 1998 fiscal year-end, as amount of shares to be purchased and purchase price per share are not determinable prior to August 15, 1998.

(3) These values have not been and may never be realized. They are based on the difference between the respective exercise prices of outstanding stock options and the closing price of the Company's Common Stock on March 27, 1998 of $7.3125 per share.

(4) Represents shares acquired pursuant to the Company's 1996 Employee Stock Purchase Plan on February 15, 1998.

                              CERTAIN TRANSACTIONS

         In May 1998, the Company loaned N. Damodar Reddy and C.N. Reddy the sums of approximately $895,078 and $720,429, respectively, to pay taxes associated with their respective exercises in May 1998 of options granted in 1993 pursuant to the Company's 1992 Stock Option Plan. Each of the borrowers executed a promissory note in favor of the Company with respect to their respective loan. Each such note provides that on or before December 31, 1998, the borrower shall repay the outstanding principal, together with interest at a rate of 5.50% per annum. Each such note provides that if the borrower's full-time employment with the Company ceases, any unpaid principal plus accrued interest shall become immediately due and payable. Moreover, each such note is secured by certain shares of the Company's fully-paid and non-assessable Common Stock that borrower had owned for more than six months prior to the date of the note; in the case of N. Damodar Reddy, the note is secured by 186,000 shares of Common Stock; in the case of C.N. Reddy, the note is secured by 150,000 shares of Common Stock. No payments have been due or made to date with respect to either such note, and to date the largest amount of aggregate indebtedness under such notes is approximately $902,631 (in the case of N. Damodar Reddy) and $726,508 (in the case of C.N. Reddy), respectively.

         In June 1998, the Company loaned Sanford L. Kane the sum of $119,997, in connection with Mr. Kane's exercise of options granted in 1993 pursuant to the Company's 1992 Stock Option Plan. Mr. Kane executed a promissory note in favor of the Company with respect to such loan. Pursuant to the note, Mr. Kane agreed to repay the principal in three equal annual installments, together with interest at a rate of 5.58% per annum. Moreover, the note is secured by 25,596 shares of the Company's fully-paid and non-assessable Common Stock that Mr. Kane acquired upon such exercise. No payments have been due or made to date with respect to this note, and to date the largest amount of aggregate indebtedness under this note is approximately $120,969.

         In October 1997, the Company entered into an agreement (the "Agreement") with Sage, Inc. ("Sage") a corporation in which N. Damodar Reddy is (and was on the date of the execution of the Agreement) a director and in which
N. Damodar Reddy and C.N. Reddy collectively own less than 15% of the outstanding shares (on the date of execution of the Agreement, the Reddys collectively owned approximately 20% of the then-outstanding shares). Pursuant to the Agreement, Sage developed and licensed to the Company certain technology, in exchange for certain fees and an agreement to make certain royalty payments and sell certain products to Sage. The parties to the Agreement also agreed on certain field of use restrictions with respect to certain products incorporating the technology. The Company's Board of Directors approved the execution of the Agreement, finding that the terms of the Agreement were more favorable to the Company than were the terms of a proposed agreement from another potential licensor, and that it would be in the best interests of the Company to enter into the Agreement. In fiscal 1998, the Company paid Sage approximately $175,000 pursuant to the Agreement.


                        REPORT ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled "Report on Executive Compensation" shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

Report of Compensation Committee and Stock Benefit Committee

         The Compensation Committee of the Board of Directors sets the base salary of the Company's executive officers and approves individual bonuses for executive officers. The Stock Benefit Committee of the Board of Directors administers the Company's 1992 Stock Option Plan and 1996 Employee Stock Purchase Plan under which grants may be made to executive officers and others. The following is a summary of policies of the Compensation Committee and Stock Benefit Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

         GENERAL COMPENSATION POLICY. The Compensation Committee and Stock Benefit Committee's overall policies with respect to executive officers is to offer competitive compensation opportunities for such persons based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer's compensation package is comprised of three elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders, and (iii) for executive officers in the sales and marketing functions, and for other executive officers in certain other circumstances, annual or quarterly cash bonuses related to the performance of the Company for such executive officer's functional area. In addition, from time the time the Company has forgiven certain debt obligations of executive officers to the Company.

         FACTORS. Several important factors considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Compensation Committee and Stock Benefit Committee may in their discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

     * Base Salary. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions in similarly situated companies within the semiconductor industry, and internal comparability considerations. The Compensation Committee believes that the Company's most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index used in the section "Comparison of Stockholder Return," below.

     * Stock-Based Incentive Compensation. The Stock Benefit Committee approves periodic grants of stock options to each of the Company's executive officers and others under the Company's 1992 Stock Option Plan and administers the Company's 1996 Employee Stock Purchase Plan. The grants under these plans are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, vesting schedules of options granted pursuant to the 1992 Stock Option Plan (historically four or five years from the date of grant) encourage a long-term commitment to the Company by its executive officers and other optionees. Each grant pursuant to the 1992 Stock Option Plan generally allows the optionee to acquire shares of the Company's Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (historically, up to one year after full vesting), thus providing a return to the optionee only if the market price of the shares appreciates over the option term. The size of the option grant pursuant to the 1992 Stock Option Plan to each optionee is set at a level that the Stock Benefit Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The Stock Benefit Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance of the executive officer. The 1996 Employee Stock Purchase Plan affords Company employees (other than owners of 5% or more of the Company's securities) the opportunity to purchase Company Common Stock twice a year at a discount to the market value on the date of purchase, by utilizing funds that have been withheld from the employee's payroll during the preceding six-month period (employees may elect to have up to 10% of their payroll withheld for such purpose).

     * Annual or Quarterly Cash Bonuses. Other than with respect to executive officers engaged in the sales and marketing functions, the Company historically has not had a formal cash bonus program for executive officers, although cash bonuses have been paid from time to time in the past to selected executive officers in recognition of superior individual performance. For fiscal 1998, officers in the sales function received bonuses based upon the Company's achievement of certain sales milestones, and Messrs. Barton and Saxena each received a bonus based upon individual performance. In addition, small holiday bonuses were paid in fiscal 1998 to the Company's officers, excluding the Reddys.

         CEO COMPENSATION. In setting the compensation payable during fiscal 1998 to the Company's Chief Executive Officer, N. Damodar Reddy, the Compensation Committee used the same factors described above for the executive officers. Mr. Reddy was not issued any stock-based incentive compensation and did not earn a bonus during fiscal 1998.

         EFFECT OF SECTION 162(m) OF THE INTERNAL REVENUE CODE. Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

         The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests.

         Submitted by the Compensation Committee and the Stock Benefit Committee of the Company's Board of Directors:

Compensation Committee                              Stock Benefit Committee

N. Damodar Reddy, Chairman                          Jon B. Minnis, Chairman
Jon B. Minnis, Member                               Sanford L. Kane, Member
Sanford L. Kane, Member


Employment Contracts and Termination of Employment Arrangements

         The Company presently has no employment contracts, plans or arrangements in effect for executive officers in connection with their resignation, retirement or termination of employment or following a change in control or ownership of the Company.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee, are Messrs. Sanford L. Kane, Jon B. Minnis and N. Damodar Reddy. The members of the Stock Benefit Committee are Messrs. Kane and Minnis. Neither Mr. Kane nor Mr. Minnis was at any time during fiscal 1998 or any other time an officer or employee of the Company. Mr. Reddy has been President and Chief Executive Officer of the Company, and Chairman of the Company's Board of Directors, since the Company's founding in 1985.

                        COMPARISON OF STOCKHOLDER RETURN

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled "Comparison of Stockholder Return" shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

         The graph below compares the cumulative stockholder return on the Company's Common Stock from the date of the Company's initial public offering (November 30, 1993) to March 31, 1998 with the cumulative return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Component Stock Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on November 30, 1993 and reinvestment of all dividends).


                     Comparison of Cumulative Total Return

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


--------------------------------------------------------------------------------
                     11/30/93   3/31/94     3/31/95  3/31/96   3/31/97   3/31/98
                     -----------------------------------------------------------
Alliance Semiconductor   100     159.4       796.9    270.7     228.5     205.7
Corporation
--------------------------------------------------------------------------------
Nasdaq Stock Market      100      98.5       109.5    148.7     165.4     250.9
(U.S.) Index
--------------------------------------------------------------------------------
Nasdaq Electronic        100     108.6       142.0    186.8     327.6     374.9
Component Stock Index
--------------------------------------------------------------------------------


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock ("10% Stockholders"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership on a Form 3 and reports of changes in ownership of Common Stock and other equity securities of the Company on a Form 4 or Form 5. Officers, directors and 10% Stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1998 all Section 16(a) filing requirements applicable to its officers, directors, and 10% Stockholders were complied with, except that Jon B. Minnis filed one Form 4 approximately two weeks late.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than April 23, 1999.


                                 OTHER BUSINESS

         The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of such meeting. As to any business that may properly come before the Annual Meeting, or any adjournment thereof, however, it is intended that Proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such Proxies.


    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO
             SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN
                  ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE
                           REPRESENTED AT THE MEETING.


                                       By Order of the Board of Directors,


                                       /s/ C. N. Reddy
                                       C.N. REDDY
                                       Executive Vice President, Chief Operating
                                        Officer and Secretary

                                                                      APPENDIX A


                       ALLIANCE SEMICONDUCTOR CORPORATION
                  PROXY FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
                                SEPTEMBER 3, 1998

    THIS PROXY IS SOLICITED ON BEHALF OF ALLIANCE SEMICONDUCTOR CORPORATION'S
                               BOARD OF DIRECTORS

         The undersigned hereby appoints N. Damodar Reddy and C. N. Reddy, or either of them, proxies and attorneys-in-fact, each with full power of substitution and revocation thereof, on behalf of and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of Alliance Semiconductor Corporation (the "Company") to be held at the Network Meeting Center at Techmart, 5201 Great America Parkway, Santa Clara, California 95054, on Thursday, September 3, 1998 at 10:00 a.m., local time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting as directed on the reverse side of this proxy, and, in their discretion, upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE FOUR NOMINEES FOR ELECTION AND FOR PROPOSAL 2. In their discretion, the proxy holders named above are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission. The Board of Directors recommends a vote for election of each of the four nominees and for Proposal 2. The undersigned hereby acknowledges receipt of: (a) the Notice of 1998 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the fiscal year ended March 28, 1998.

                                                   (CONTINUED ON THE OTHER SIDE)

                                                                   [ X ]   Please mark
                                                                           your votes as
                                                                           in this example
                                                                     WITHHOLD
                                             FOR ALL                 FOR ALL
                                             NOMINEES BELOW          NOMINEES BELOW
                                             (except as indicated)   (except as indicated)
1.     ELECTION OF DIRECTORS                 [ ]                     [ ]
       (The Board recommends a vote
       "FOR" all nominees listed below)

       Sanford L. Kane, Jon B. Minnis, C. N. Reddy and N. Damodar Reddy.

       (If you wish to withhold authority to vote for any individual nominee, strike through the nominee's name above.)

       I PLAN TO ATTEND THE MEETING               [ ]

2.     RATIFICATION OF APPOINTMENT OF PRICE-        FOR   AGAINST   ABSTAIN
       WATERHOUSECOOPERS LLP AS THE COMPANY'S       [ ]     [ ]       [ ]
       INDEPENDENT ACCOUNTANTS (The Board recommends a vote "FOR").

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed in full corporate name by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed in partnership name by an authorized person. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date this proxy.

WHETHER OR NOTE YOU PLAN TO ATTEND THE MEETING IN PERSON,  YOU ARE URGED TO SIGN
AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE PROVIDED SO THAT YOUR SHARES
MAY BE REPRESENTED AT THE MEETING.

Signature(s) _________________________________________   Dated:  __________________, 1998

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.